UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2019

Runway Growth Credit Fund Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55544	47-5049745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 N. Michigan Ave., Suite 4200, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 281-6270

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

For the period from October 1, 2018 through December 31, 2018, Runway Growth Credit Fund Inc. (the “Company”) has made new investment commitments totaling $102.0 million of which $81.5 million of loans have been funded as of December 31, 2018. Set forth below is a brief description of each portfolio company in which the Company has made an investment during such period:

Company	Company Description	Facility Type	Interest Rate	Total Commitment (in thousands)	Funded Commitment (in thousands)
Circadence Corporation	Circadence is a cybersecurity software platform that leverages artificial intelligence to create virtual training environments to prevent evolving cyber threats to enterprise, government, and academic institutions.	First Lien Senior Secured Term Loan	L+ 9.50%	18,000	18,000

Drawbridge, Inc.	Drawbridge is a data company that provides cross-device consumer identity management and mapping, primarily to advertisers, that provides omni-channel insights into customers and improves online customer experience.	First Lien Senior Secured Term Loan	L+9.00%	18,000	15,000

Mobius Imaging, LLC	Mobius Imaging is a healthcare technology business that designs, manufactures, and markets advanced, interoperative, and FDA-approved CT imaging products.	First Lien Senior Secured Term Loan	L+9.25%	20,000	15,500

NationBuilder, Inc.	NationBuilder is a software company providing leadership and organizational software for non-profit advocacy, corporate lobbying, and political campaigning and fundraising.	First Lien Senior Secured Term Loan	L+9.00%	10,000	7,000

Ouster, Inc.	Ouster is a leading Light Detection and Ranging (LIDAR) company that produces the OS-1 and OS-2 LIDAR sensors, which are used in the automotive, OEM, drone, and rideshare end markets.	First Lien Senior Secured Term Loan	L+8.50%	10,000	—

RealWear, Inc.	RealWear is a technology hardware business which produces wearable computing devices for industrial and enterprise applications that can be affixed to hard hats, bump caps, or baseball hats.	First Lien Senior Secured Term Loan	L+9.50%	6,000	6,000

ShareThis, Inc.	ShareThis is one of the largest web sharing platforms, which enables publishers to offer popular content sharing features, which foster increased user engagement while providing ShareThis with online advertising targeting capabilities and analytics.	First Lien Senior Secured Term Loan	L+9.25%	20,000	20,000

The information furnished in this Item 8.01 is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Runway Growth Credit Fund Inc.

Date: January 15, 2019	By:	/s/ Thomas B. Raterman
Thomas B. Raterman Chief Financial Officer, Treasurer and Secretary